Exhibit 10(cccc)

Form of Non-Solicitation and Confidentiality Agreement

               NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT (this “Agreement”), dated as of January 21, 2014, by and among TriCo Bancshares, a California corporation (“TriCo”), Tri Counties Bank, a California state-chartered bank and wholly-owned subsidiary of TriCo (“Tri Counties Bank”), and the undersigned key employee or director (“Representative”) of North Valley Bancorp, a California corporation (“Bancorp”) and/or its wholly-owned subsidiary, North Valley Bank (“North Valley Bank” and, together with Bancorp, “North Valley”).

               WHEREAS, TriCo and Bancorp are entering into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (including all annexes, exhibits and schedules thereto, and as it may be amended, the “Merger Agreement”), pursuant to which North Valley will merge with and into TriCo (the “Merger”) and North Valley Bank will merge with and into Tri Counties Bank (the “Bank Merger”) on the terms and conditions set forth therein and, in connection therewith, all outstanding shares of Bancorp Common Stock will be exchanged in the manner set forth therein. Unless otherwise indicated, capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

               WHEREAS, Representative owns shares of Bancorp Common Stock and/or options to purchase such common stock, and, as a result, Representative has a material economic interest in the consummation of the Merger.

               WHEREAS, following the Merger, the business and operations of TriCo, Tri Counties Bank and North Valley could be irreparably injured if Representative were to undertake certain activities competitive with TriCo, Tri Counties Bank or North Valley.

               WHEREAS, in order to induce TriCo to enter into the Merger Agreement and consummate the Merger and to induce Tri Counties Bank to consummate the Bank Merger, Representative has agreed to enter into and perform this Agreement.

               NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the benefits to be derived, directly or indirectly, by Representative under the Merger Agreement, and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

               1.            Acknowledgments by Representative. Representative acknowledges that, by virtue of his or her positions with North Valley, he or she has developed considerable expertise in the business operations of North Valley and has access to extensive confidential information with respect to North Valley and has access to Trade Secrets (as defined below). Representative recognizes that TriCo and Tri Counties Bank would be irreparably damaged, and TriCo’s and Tri Counties Bank’s substantial investment as a result of its acquisition of North Valley in the Merger and the Bank Merger would be materially impaired, if Representative were to disclose or make unauthorized use of any Trade Secrets or to solicit customers or employees of North Valley. Accordingly, Representative expressly acknowledges that he or she is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Representative in all respects. For purposes of this Agreement, “Trade Secrets” shall mean (a) all secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, lists of customers and prospective customers, broker lists, potential brokers, rate sheets, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans, and proposals otherwise pertaining to same, with respect to North Valley, plus any non-public personal information on any present or past customer or client of North Valley. Notwithstanding the foregoing, “Trade Secrets” shall not include any (i) information which is or has become available from an independent third party who learned the information independently and is or was not bound by a confidentiality agreement with respect to such information; or (ii) information readily ascertainable from public, trade or other non-confidential sources (other than as a result, directly or indirectly, of disclosure or other dissemination in violation of an obligation or duty of confidentiality).

               2.            Non Solicitation.

                              (a)          In order that TriCo and Tri Counties Bank may have and enjoy the full benefit of ownership of North Valley and the business it conducts, including its goodwill, following the Effective Time of the Merger, Representative agrees that for a period of twenty-four (24) months after the Closing Date (i) Representative will not take any affirmative action, directly or indirectly, to hire, attempt to hire, contact or solicit with respect to hiring, any Person who was an employee of North Valley or any Subsidiary or Affiliate of North Valley prior to the Effective Time of the Merger and who becomes an employee of TriCo, Tri Counties Bank or any of their respective Affiliates or Subsidiaries in connection with the Merger, or induce or otherwise counsel, advise or knowingly encourage any such Person to leave the employ of TriCo, Tri Counties Bank or any of their respective Affiliates or Subsidiaries, provided, however, that the foregoing shall not apply to any Person whose employment with TriCo, Tri Counties Bank or any of their respective Affiliates or Subsidiaries was involuntarily terminated or whose employment terminated more than six months prior to the time Representative first solicited such Person for employment following the Closing Date, and (ii) Representative will not, directly or indirectly, induce or attempt to induce any current or prospective client, customer, supplier, agent or other Persons under contract or otherwise doing business with North Valley, TriCo, Tri Counties Bank or any of their respective Affiliates or Subsidiaries prior to or at the Effective Time, or any client, customer, supplier, agent or other Persons under contract or otherwise doing business with TriCo, Tri Counties Bank or any of their respective Affiliates or Subsidiaries after the Effective Time (provided in the latter case, that Representative had substantial contact or became familiar with such Persons during Representative’s service to North Valley), to terminate, reduce or alter his, her or its relationship with, or to take any action that would be disadvantageous to, North Valley, TriCo, Tri Counties Bank or their respective Affiliates or Subsidiaries. Nothing contained in this Section 2(a) is intended to prohibit general advertising or general solicitation not specifically directed at employees of North Valley, TriCo, Tri Counties Bank or their respective Affiliates or Subsidiaries.

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                              (b)          Representative acknowledges and agrees that the business conducted by North Valley is highly competitive, a significant portion of North Valley’s competitiveness and its value as a going enterprise is derived from its workforce and business relationships, and that the covenants made by Representative in this Section 2 are made in consideration of the shares of TriCo Common Stock that will be issued in exchange for Representative’s Bancorp Common Stock and, if applicable, the payments of cash Representative will receive on account of certain options to purchase Bancorp Common Stock immediately prior to the Merger, and as a necessary inducement for TriCo and Tri Counties Bank to enter into the Merger Agreement and consummate the transactions contemplated thereby. It is the desire and intent of the parties to this Agreement that the provisions of this Section 2 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. It is expressly understood and agreed that, although Representative, TriCo and Tri Counties Bank each consider the restrictions contained in this Section 2 to be reasonable, if a final determination is made by a court of competent jurisdiction or an arbitrator that any restriction contained in this Section 2 is unenforceable against any party, the provisions of this Section 2 shall be deemed amended to apply to the maximum extent as such court may judicially determine or indicate to be enforceable. Representative acknowledges that breach of this Section 2 would cause TriCo and Tri Counties Bank irreparable harm and consents to the entry of an injunction without bond in the event Representative breaches or threatens to breach this Section 2.

               3.            Trade Secrets; Trade Names and Styles.

                              (a)          Without limiting the generality of Section 2 above, other than for the benefit of North Valley, TriCo, Tri Counties Bank or their respective Affiliates or Subsidiaries, Representative (i) shall make no use of Trade Secrets, or any part thereof, and (ii) shall not disclose Trade Secrets, or any part thereof, to any other Person, and (iii) shall, upon the request of TriCo or Tri Counties Bank, deliver all documents, reports, drawings, designs, plans, proposals and other tangible evidence of Trade Secrets now possessed or hereafter acquired by Representative, to TriCo and Tri Counties Bank.

                              (b)          Notwithstanding any provision of this Agreement to the contrary, Representative may disclose or reveal any information, whether including in whole or part any Trade Secrets, that:

                                             (i)              Representative is required to disclose or reveal under any applicable law or regulation, provided Representative makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives TriCo and Tri Counties Bank prompt advance notice of such requirement.

                                             (ii)             Representative is otherwise required to disclose or reveal by any governmental entity, provided Representative makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives TriCo and Tri Counties Bank prompt advance notice of such requirement.

                                             (iii)            In the written opinion of Representative’s legal counsel, Representative is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any governmental entity, provided Representative makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives TriCo and Tri Counties Bank prompt advance notice of such requirement.

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                              (c)          The undersigned acknowledges and agrees that any and all trade names and styles used by North Valley, including, but not limited to, the terms “North Valley Bancorp” and “North Valley Bank” and all trademarks, visual designs and logos under which North Valley did business (collectively, the “Marks”), are valuable trade names and service marks, the ownership of which will remain with North Valley upon the Merger and the Bank Merger. The undersigned agrees that use by any entity, other than TriCo or Tri Counties Bank or one of their respective Affiliates or Subsidiaries, of the Marks in the State of California would both cause public and customer confusion, and dilute the value of TriCo and Tri Counties Bank’s investment. Therefore, the undersigned unconditionally agrees that for a period of two (2) years after the date hereof, he or she will not enter into any business arrangement or agreement, whether formal or informal, directly or indirectly, where the term “North Valley Bancorp” or “North Valley Bank” or any other Mark, is used for the purpose of doing business as a financial services provider, or in connection with the sale, promotion or marketing of financial services to the public in the State of California.

               4.            Independence of Obligations. The covenants of Representative set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Representative, on the one hand, and TriCo and Tri Counties Bank, or their respective Affiliates on the other; and the existence of any claim or cause of action by Representative against TriCo, Tri Counties Bank, or their respective Affiliates shall not constitute a defense to the enforcement of such covenants against Representative.

               5.            Equitable Relief. Representative expressly acknowledges and understands that breach of any provision of this Agreement exposes TriCo and Tri Counties Bank to extraordinary reputational, financial and market risks, for which there is no adequate remedy at law or by way of damages alone. Representative therefore stipulates and agrees that (a) in the event of any alleged violation or any alleged threatened violation by Representative of the provisions of Sections 2 or 3 hereof, a temporary restraining order or preliminary and/or permanent injunction, as the case may be, may forthwith issue upon showing of probable cause of such actual or threatened breach, such order to prohibit the use, copying, retention or release of any Trade Secrets in violation of Sections 2 or 3 hereof and to provide such other and ancillary remedies as TriCo or Tri Counties Bank may reasonably request, and (b) TriCo and Tri Counties Bank shall be entitled to any and all equitable remedies such as specific performance of any provision of this Agreement in addition to, and not in lieu of, its remedies at law for any breach of this Agreement.

               6.            Term. The term of this Agreement shall extend from the Closing Date until the second anniversary of the Effective Time of the Merger.

               7.            Confidentiality. Representative agrees (a) to hold any and all information regarding this Agreement, the Merger and the Merger Agreement in strict confidence, and (b) not to divulge any information regarding this Agreement, the Merger or the Merger Agreement to any third person, until such time as the Merger has been publicly announced by North Valley, TriCo and Tri Counties Bank, at which time Representative may only divulge such information as has been publicly disclosed by North Valley, TriCo and Tri Counties Bank. Notwithstanding anything to the contrary in this Section 7, Representative may divulge information regarding this Agreement, the Merger and the Merger Agreement to his or her legal counsel.

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               8.            Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

               9.            Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements, in addition to any other relief to which the prevailing party is entitled.

               10.          Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provision of this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

               11.          Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next Business Day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to TriCo or Tri Counties Bank:

                              TriCo Bancshares

                              63 Constitution Drive

                              Chico, California 95973

                              Attn.:  Richard P. Smith

                              Facsimile Number: (530) 898-0388

                              With a copy to:

                              Bingham McCutchen, LLP

                              Three Embarcadero Center
                              San Francisco, California 94118

                              Attention: David J. Gershon

                              Fax: (415) 383-2286

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               If to Representative, at the address of Representative appearing on the signature page of this Agreement.

               12.          Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Representative and the successors and assigns of TriCo and Tri Counties Bank. Representative shall not be entitled to assign his or her obligations hereunder. TriCo and Tri Counties Bank may each assign its rights under this Agreement to any Person or its/their Affiliates.

               13.          Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts made and entirely to be performed within such state, without regard to any applicable conflicts of law principles that would require the application of the laws of any other jurisdiction.

               14.          Independent Review and Advice. Representative represents and warrants that he or she has carefully read this Agreement; that Representative executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which any party may have with respect to the other parties; that Representative has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters, and that Representative is entering into this Agreement of Representative’s own free will. Representative expressly agrees that there are no expectations contrary to this Agreement and no usage of trade or regular practice in the industry shall be used to modify this Agreement. The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof.

               15.          Headings. The descriptive headings of the Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               16.          Execution and Counterparts. Signatures sent by facsimile or electronically shall have the same force an effect as manual signed originals. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

[Signature page follows]

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               IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

TRICO BANCSHARES

By:
Name:
Title:

TRI COUNTIES BANK

By:
Name:
Title:

REPRESENTATIVE

Name:
Address:

[Signature Page to Non-Solicitation and Confidentiality Agreement]